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                                                                      EXHIBIT 21

                                 SUBSIDIARIES

Cambridge Eye Associates

Douglas Vision World Inc.

E. B. Brown Opticals Inc.

Vision Plaza Corp.

Shawnee Optical, Inc.

Kent Optical, Inc.

Eyeglass Emporium, Inc.